UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stock Option Exchanges

On October 10, 2014, Toys “R” Us, Inc. (the “Company”) closed its previously announced offer (the “Award Exchange”) to certain employees, including certain named executive officers, to exchange their outstanding stock options granted prior to 2014 (“Old Options”) under the Company’s Amended and Restated 2005 Management Equity Plan, as amended (the “2005 Plan”), or the Company’s 2010 Incentive Plan, as amended (the “2010 Incentive Plan”), for new stock options granted under the 2010 Incentive Plan (“New Options”) on a one-for-one basis. Pursuant to the Award Exchange, a total of 1,566,307 Old Options were cancelled and an equal number of New Options were issued under the 2010 Incentive Plan.

Antonio Urcelay, Deborah Derby and Monika Merz elected to participate in the Award Exchange, and exchanged 181,877, 36,523 and 48,896 Old Options, respectively, for an equal number of New Options. Pursuant to the terms of the Award Exchange, (i) New Options received in exchange for Old Options that were granted in 2013 will vest 25% on each of the first four anniversaries of October 10, 2014, the award exchange date, and (ii) New Options received in exchange for Old Options that were granted prior to 2013 (including 122,841 options held by Mr. Urcelay) will vest 50% on the award exchange date and 25% each of the first and second anniversaries of the award exchange date, in each case, subject to the employee’s continued employment on each such anniversary. As a condition to participating in the Award Exchange, each executive agreed that all shares issued to the executive under the 2010 Incentive Plan will be subject to repurchase rights by the Company following a termination of employment and the exercise of any put rights on any shares held by the executive (or rights to net settlement of restricted stock units to cover tax withholding) will be subject to the prior approval of the Company’s board of directors (the “Board”).

For a description of other terms of the New Options, see Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2014, filed with the Securities and Exchange Commission on September 10, 2014, which description is incorporated herein by reference.

On October 14, 2014, the Company and Hank Mullany entered into an option exchange pursuant to which Mr. Mullany exchanged his 250,000 outstanding time-based options for 250,000 newly granted time-based options and his 250,000 outstanding performance-based options for 250,000 newly granted performance-based options, and Mr. Mullany received an additional 181,820 time-based options in connection with the cancellation of 90,910 unvested restricted stock units, in each case, under the 2010 Incentive Plan. The new options and the conditions to Mr. Mullany’s option exchange have terms substantially similar to those applicable to New Options described above, however, (i) the new options issued to Mr. Mullany in consideration of his performance-based options will vest only if the applicable performance-vesting conditions are satisfied: (a) 125,000 performance-based options will satisfy the performance-vesting condition upon the occurrence, on or before November 5, 2023, of certain liquidity events for the Company’s sponsors in which the consideration received by the sponsors reflects a price of the

Company’s common stock of at least $26.75 per share, and (b) the remaining 125,000 performance-based options will satisfy the performance-vesting condition based upon the same criteria except that the price of the Company’s common stock will be at a per share price of at least $33.50 and (ii) the options issued in replacement of the restricted stock units are subject to the same vesting schedule (including accelerated vesting provisions) that applied to the restricted stock units as of immediately prior to the cancellation (25% on each of November 5, 2014 and the next three anniversaries thereof).

The private offers to exchange outstanding equity awards for newly granted stock options described herein were made pursuant Section 4(a)(2) or Rule 701 under the Securities Act of 1933, as amended.

Amendment to Mr. Urcelay’s Employment Agreement

On October 14, 2014, Toys “R” Us, Inc., Branch in Spain, a subsidiary of the Company (“Toys Spain”) entered into an amendment (the “Amendment”) to Mr. Urcelay’s employment agreement with Toys Spain, dated March 3, 2014. The Amendment provides that if Mr. Urcelay remains continuously employed with Toys Spain through October 31, 2015, or if his employment is earlier terminated due to his death or Disability, by Toys Spain without Cause, or by him for Good Reason (as each such term is defined in Mr. Urcelay’s employment agreement), (i) he will receive a payment equal to $2,000,000 (the “Retention Bonus”) and (ii) he will be eligible to earn a performance bonus equal to $1,000,000 subject to the achievement of specified consolidated adjusted EBITDA for the twelve month period ending on the last day of the Company’s third fiscal quarter of 2015 (the “Special Performance Bonus”), subject, in each case, to the execution of a release of claims in favor of the Company, its subsidiaries and affiliates (a “release”). The Company and Mr. Urcelay may mutually agree to extend the employment term for an additional one year period.

The Amendment further provides that on October 14, 2014, Mr. Urcelay forfeited 363,700 of his outstanding restricted stock units in exchange for a grant of 363,700 options under the 2010 Incentive Plan (the “Urcelay Options”). Fifty percent of the Urcelay Options will vest on October 31, 2014 and 12.5% of the Urcelay Options will vest on each of January 31, 2015, April 30, 2015, July 31, 2015 and October 31, 2015, subject to Mr. Urcelay’s continued employment on each such date. The Urcelay Options are subject to the same accelerated vesting provisions that applied with respect to the cancelled restricted stock units. The Urcelay Options have the same exercise price per share as New Options.

The Amendment also provides that if the Board asks Mr. Urcelay to step down as chief executive officer prior to October 31, 2015 because a new chief executive officer is appointed, Mr. Urcelay will remain an employee of Toys Spain through October 31, 2015 pursuant to the terms of his employment agreement and the Amendment but he will be placed on “garden leave” during such period. During this transition period, Mr. Urcelay will continue to receive his base salary and to participate in employee benefit plans, remain available to provide transition and advisory services as may be requested by the Board from time to time for no additional compensation and will remain entitled to earn the Retention Bonus and the Special Performance Bonus. Unless Mr. Urcelay is terminated without Cause or resigns for Good Reason during this transition period (in which event, he would also be entitled to severance pursuant to the terms of his employment agreement), the payment of the Retention Bonus will be in lieu of any severance that he may otherwise have been entitled to receive under his employment agreement. In addition, if Mr. Urcelay’s employment terminates due to his resignation on not less than thirty (30) days’ prior written notice on October 31, 2015 or he is required to step down as chief executive officer prior to the end of a fiscal year, his annual bonus, if any, for such fiscal year will be (i) prorated based on the number of days he is employed during the fiscal year, (ii) calculated based on the Company’s actual performance (not target) for such year against the applicable performance metrics, (iii) paid when bonuses are paid to other executives of the Company in respect of such fiscal year, and (iv) based, for the individual performance component, on not less than the percentage at which the Company is deemed to have met the financial performance component.

Amended and Restated Employment Agreement of Ms. Derby

On October 13, 2014, the Company and Ms. Derby entered into an amended and restated employment agreement, which amended certain terms of Ms. Derby’s employment with the Company, including the following:

Severance and Post-Termination Benefits. Cash severance payable to Ms. Derby on a termination by the Company without Cause or by her for Good Reason will be (i) an amount equal to two times her base salary if such termination occurs on or prior to October 13, 2016 or (ii) if such termination occurs following October 13, 2016, an amount equal to two times the sum of her base salary and the average of the annual bonuses, if any, earned by Ms. Derby for the two fiscal years immediately preceding the date of termination. The amended and restated employment agreement also extends to 24 months the period during which Ms. Derby will receive continuation of medical, dental and life insurance benefits following a termination of her employment and the period during which Ms. Derby is subject to a post-termination non-competition covenant. The definition of termination for “Good Reason” has been revised to, among other things, remove from the definition the ability of Ms. Derby to terminate in the event of a disagreement in job title or material job responsibilities and to include in the definition notice by the Company of a decision not to renew Ms. Derby’s employment agreement at the end of any employment term, which initial term expires on October 13, 2015 with automatic one-year extensions thereafter.

Retention Bonuses. The Company has granted Ms. Derby a 2015 retention bonus in the amount of $1,400,000 payable on March 11, 2015 and a 2016 retention bonus in the amount of $700,000 payable on March 11, 2016, in each case subject to her continued employment with the Company on such dates. If Ms. Derby’s employment is terminated by the Company for any reason other than Cause or by her for Good Reason, (i) the 2015 retention bonus will be paid to her on a pro rata basis based on the number of full months that have elapsed from March 11, 2013 and (ii) if such termination is on or after September 11, 2015, the 2016 retention bonus will be paid to her on a pro rata basis based on the number of full months that have elapsed from March 11, 2014.

Retention Bonus to Ms. Merz

On October 10, 2014, the Company entered into a letter agreement with Ms. Merz, pursuant to which the Company granted Ms. Merz an additional retention bonus in the amount of CAD$649,000, which will be payable on March 11, 2016 subject to her continued employment with the Company on such date. If Ms. Merz’s employment is terminated by the Company for any reason other than Cause on or after September 11, 2015, then the retention bonus will be paid to her on a pro rata basis based on the number of full months that have elapsed from March 11, 2014.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2014, filed with the Securities and Exchange Commission on September 10, 2014 (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2014, filed with the Securities and Exchange Commission on September 10, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ Michael J. Short
Name:	Michael J. Short
Title:	Executive Vice President –
Chief Financial Officer

Date: October 16, 2014